UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.02.	Appointment of Directors or Certain Officers.

On August 25, 2008, Tiffany R. Sy, 28, was appointed Principal Accounting Officer of Bancorp Rhode Island, Inc. (the "Registrant") and Bank Rhode Island, the Registrant's wholly owned subsidiary (the "Bank"). Since September 2004, Ms. Sy has worked as a manager at Ernst & Young LLP in Providence, Rhode Island. From September 2001 to September 2004, Ms. Sy was a senior staff accountant at Restivo Monacelli LLP in Providence, Rhode Island. Ms. Sy holds a bachelor's degree in Accounting from Johnson & Wales University and is a Certified Public Accountant.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: August 27, 2008	By:	/s/ Linda H. Simmons
______________________________

Linda H. Simmons

Chief Financial Officer